PATTERSON PALMER HUNT MURPHY
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                             Atlantic Canada Lawyers

August 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

Canada Southern Petroleum Ltd.
Registration Statement on Form S-8

We have acted as counsel for Canada Southern Petroleum Ltd. (the "Company") in connection with the proposed sale and issuance by the Company of up to an aggregate of 700,000 shares of the Company's Limited Voting Shares, par value $1.00 per share (the "Shares"), pursuant to the Company's 1998 Stock Option Plan (the "Plan"), as described in the Company's Registration Statement on Form S-8 being filed this day under the Securities Act of 1933, as amended.

We are familiar with the action taken by the Company to date with respect to the adoption of the Plan, and the reservation of an aggregate of 700,000 shares of Common Stock for issuance under the Plan, all of which are described in the Registration Statement. We have examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the shares of Common Stock proposed to be issued and sold by the Company under the Registration Statement pursuant to the Plan will, when issued in accordance with the terms of the Plan, be legally issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the prospectus constituting a part of the Registration Statement.

Yours truly,
PATTERSON PALMER HUNT MURPHY

/s/ George L. White
Per:  George L. White

           10 Church Street, PO Box 1068, Truro, Nova Scotia, B2N 5B9
        Telephone: (902) 897-2000 o Fax: (902) 893-3071 or (902) 895-7799

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Truro                  Saint John              St. John's        Charlottetown
Halifax                                                          Summerside
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